                                                                EXHIBIT 10.28



                                         ALLEGHENY TECHNOLOGIES
                                         Specialty Materials That Make Our World


                            THE ANNUAL INCENTIVE PLAN
                                  FOR YEAR 2001

CONTENTS                                                                   PAGE
--------                                                                   ----

At a Glance                                                                  1
     What is the Annual Incentive Plan?                                      1
     Who is Eligible for This Plan?                                          1
     How Does the Annual Incentive Plan Work?                                1

Calculation of the Annual Incentive Plan Award                               2
     Target Bonus Percentage                                                 2
     Performance Goals and the Target Bonus Percentage                       2
     Financial Performance Goals                                             3
     Safety Improvement Performance Goals                                    4
     Other Individual Performance Goals                                      4
How the AIP Incentive Award is Calculated When All Goals Are Achieved        5
How the AIP Incentive Award is Calculated for Other Achievement Levels       6
        o  Maximums and Minimums                                             6
        o  Formulas for Weighting Performance                                7
Putting it Together - Two Examples                                           8

Additional Guidelines for the Annual Incentive Plan                         12
     Discretionary Adjustments                                              12
     Some Special Circumstances                                             12
     Making Payments                                                        13

Administration Details                                                      13

AT A GLANCE

WHAT IS THE ANNUAL INCENTIVE PLAN?

The Annual Incentive Plan (the "AIP" or the "Plan") provides key managers of Allegheny Technologies Incorporated ("Allegheny Technologies" or the "Company") and its operating companies with the opportunity to earn an incentive award when certain pre-established goals are met at the corporate and operating company levels and at the individual level.

WHO IS ELIGIBLE FOR THIS PLAN?

Generally, key managers who have a significant impact on the company's operations will be eligible to participate in the Plan. Individuals eligible for participation are determined annually, based on recommendations of the operating company presidents, if applicable, and the Company's chief executive officer, with the approval of the Personnel and Compensation Committee of the Company's Board of Directors (the "Committee").

HOW DOES THE ANNUAL INCENTIVE PLAN WORK?

Under the Plan, key managers may earn an incentive award based on a percentage of their base salary, depending on the extent to which pre-established corporate, operating company and individual performance goals have been achieved.

o For purposes of the Plan, base salary is generally the manager's annual base salary rate as of the end of the year, excluding any commission or other incentive pay. For some special circumstances affecting the amount of base salary used in the Plan, see page 12.

o A target bonus percentage is used in calculating the incentive award. It is explained on the next page. Each participating manager will have a target bonus percentage.

o The target bonus percentage will be adjusted (upward or downward) based on the extent to which various performance goals are achieved.

Under the Plan, 80% of the target bonus percentage will be adjusted based on corporate and operating company financial performance, 10% of the target bonus percentage will be adjusted based on safety improvement, and 10% of the target bonus percentage will be adjusted based on other individual performance.

Incentive award payments will generally be distributed in cash after the year-end audit is complete.

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CALCULATION OF THE ANNUAL INCENTIVE PLAN AWARD

TARGET BONUS PERCENTAGE

The Plan establishes an incentive opportunity for each Plan participant, calculated as a percentage of the manager's base salary. Each participant will be provided with an initial percentage, referred to as a "target bonus percentage."

Generally, the target bonus percentage is the percentage of base salary that can be earned as an award under the Plan if 100% of the various performance goals are achieved. For 2001, if 100% of the performance goals are achieved, 100% of the target bonus percentage can be earned.

If there is a change in the key manager's job position during the year that changes the manager's target bonus percentage, the target bonus percentage used in the award calculation will be determined as follows:

o If the individual has at least six months of service in the new position, the newly adjusted target bonus percentage will be used in calculating the individual's award for the full year.

o If the individual has less than six months of service in the new position, the individual's award for the year will be calculated on a pro-rata basis using the two different target bonus percentages weighted by length of service in each position during the year.

Target bonus percentages, performance goals and performance achievements will be communicated to each eligible participant. The Committee may change the goals and objectives for the Plan at any time.

PERFORMANCE GOALS AND THE TARGET BONUS PERCENTAGE

An AIP award is based on the extent to which specified, preestablished performance objectives are achieved. For 2001, AIP awards will be based on the extent to which:

o Allegheny Technologies and its operating companies achieve specified levels of Operating Profit and Managed Working Capital - the financial goals,

o Allegheny Technologies and its operating companies achieve specified levels of improvements in safety performance - the safety goals, and

o The participant achieves his or her own other individual performance objectives.

At the end of the year, the Company will measure actual performance against each of the preestablished objectives.

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As a first step in the calculation, the Company will determine the extent to which pre-established financial performance goals, specifically levels of Operating Profit and Managed Working Capital for 2001, have been achieved. The results achieved will be weighted under a formula, which in turn will impact 80% of the target bonus percentage. The formulas for weighting financial achievements are described on pages 5 to 7.

For the remaining 20% of the target bonus percentage, the Company will review actual safety improvements and other individual performance against pre-established objectives:

o Since 10% of the target bonus percentage is based on safety improvements, the participant can earn up to 10% (or more) of the target bonus percentage based on the extent to which safety objectives are achieved. The formulas for weighting safety achievements are the same as for weighting financial achievements and are described on pages 5 to 7.

o Since 10% of the target bonus percentage is based on other individual performance, the participant can earn up to 10% (or more) of the target bonus percentage based on the extent to which other individual performance objectives are achieved. The formulas for weighting other individual performance achievements are the same as for weighting financial achievements and are described on pages 5 to 7.

The weighted percentages attributable to each performance goal as noted above, then will be added together, and that sum will be multiplied by: (1) the individual's target bonus percentage, times (2) the individual's annual base salary, to produce the amount of the incentive award for 2001. Note that potential adjustments are described on page 12.

FINANCIAL PERFORMANCE GOALS

The financial performance goals for 2001 consist of two measures: Operating Profit ("OP"), and Managed Working Capital ("MWC"), which together comprise 80% of the target bonus percentage.

For operating company managers, note that 60% of the financial performance goals' overall 80% weight will be based on the performance of the participant's operating company, and 20% of the financial performance goals' overall 80% weight will be based on corporate level performance. For corporate staff employees, financial performance will be measured completely at the corporate level.

More specifically, the financial performance measures comprising 80% of the target bonus percentage will be as follows:

o    For managers at the operating companies:

     --  OP achievements at the participant's operating company:       45%
     --  MWC achievements at the participant's operating company:      15%
     --  OP achievements at Allegheny Technologies:                    12%
     --  MWC achievements at Allegheny Technologies:                    8%
                                                                       --
                                                                       80%

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o    For corporate staff employees:

     --  OP achievements at the corporate level:                       60%
     --  MWC achievements at the corporate level:                      20%
                                                                       --
                                                                       80%

Each year, financial performance goals will be set at the corporate and operating company level based on the applicable business plan. With the concurrence of the Company's chief executive officer and the Committee, financial performance goals may be further weighted within a particular operating company in accordance with its separate business units ("SBU's") for key managers of those SBU's.

SAFETY IMPROVEMENT PERFORMANCE GOALS

10% of the target bonus percentage is based on the extent to which pre-established levels of safety improvement are achieved. The Plan will principally rely upon the percentage improvement in two metrics to measure safety improvement: OSHA Total Recordable Incident Rate and the Lost Workday Case Rate. Each safety metric will comprise 5% of the target bonus percentage.

Each of the safety achievement metrics - the OSHA Total Recordable Incident Rate and the Lost Workday Case Rate - will be independently weighted for 2001 under the same formulas as the financial performance goals.

Consistent with the overall business plan of Allegheny Technologies, the pre-established safety goal under the Plan for 2001 is a 50% improvement vs. 1999.

Safety goals for individuals at specific sites can be adjusted to the needs of their particular location as long as the collective goal for each operating company is a 50% improvement in these safety metrics vs. 1999.

For corporate staff employees, the AIP award percentage for safety improvement is based on achieving a 50% safety improvement on the weighted average of all ATI operating companies vs. 1999.

OTHER INDIVIDUAL PERFORMANCE GOALS

10% of the target bonus percentage is based on the extent to which pre-established individual performance goals are achieved. Each year, managers will establish other individual performance goals with their immediate supervisors.

The achievement of Other Individual Performance goals will be weighted under the same formulas as the financial performance goals.

HOW THE AIP INCENTIVE AWARD IS CALCULATED WHEN ALL GOALS ARE ACHIEVED

For the Year 2001, if 100% of the financial performance goals are achieved, then 80% of the target bonus percentage will be credited to the participant:

                                  Goal % of        Goal          Formula      Earned % of
               Goals               Target       Achieved %      Weighting       Target *
               -----               ------       ----------      ---------       --------
   FINANCIAL
   OP - Operating Company            45%           100%           100%            45%
   MWC - Operating Co.               15%           100%           100%            15%
   OP - Corporate                    12%           100%           100%            12%
   MWC - Corporate                    8%           100%           100%             8%
                                     --                                           --
   Financial Total                   80%                                          80%

   *Earned % of Target = Goal % of Target X Formula Weighting


Next, if 100% of the safety improvement goals are achieved, then an additional 10% of the target bonus percentage will be credited to the participant:

                                  Goal % of        Goal          Formula      Earned % of
               Goals               Target       Achieved %      Weighting       Target *
               -----               ------       ----------      ---------       --------
   SAFETY
   Total Recordable Incident          5%           100%            100%            5%
   Rate

   Lost Workday Case Rate             5%           100%            100%            5%
                                     --                                           --

   Safety Total                      10%                                          10%


Finally, if 100% of the individual performance goals are achieved, then an additional 10% of the target bonus percentage will be credited to the participant:

                                  Goal % of        Goal          Formula      Earned % of
               Goals               Target       Achieved %      Weighting       Target *
               -----               ------       ----------      ---------       --------

   INDIVIDUAL GOALS                 10%            100%            100%            10%


The sum of weighting the financial performance, safety performance, and individual performance produces the earned percentages of target as follows:

     Financial Performance Goals             80%
     Safety Improvement Goals                10%
     Individual Performance Goals            10%
                                            ---
     Total Earned Percentage of Target      100%

In this example, assume that the operating company manager's target bonus percentage is 20%.

The target bonus percentage of 20% is then multiplied by 100% to produce an adjusted bonus percentage equal to 20% of base salary:

   Earned Percentage of Target                    100%
   X  Target Bonus Percent                         20%
                                                   ---
   Equals Percentage of Salary for                 20%
   Incentive Award

The sections below discuss the impact of achieving more or less than 100% of various goals, and they also discuss the impact of other potential adjustments.


HOW THE AIP INCENTIVE AWARD IS CALCULATED FOR OTHER ACHIEVEMENT LEVELS

The following section describes maximum and minimum achievement levels, and the formulas used to weight achievements at all levels.

Maximums and Minimums

o Generally, the maximum percentage used in adjusting or weighting performance achievement is 200%, and the overall maximum incentive award that an individual can earn under the weighting formula is 200% of his or her target bonus percentage.

o Where 75% of a financial, safety or other individual performance goal is achieved, only 25% of that goal's share will be allocated to his or her target bonus percentage.

o Where less than 75% of a financial, safety or other individual performance goal is achieved, no amount of that goal will be allocated to his or her target bonus percentage.

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Formulas for Weighting Performance
The following formulas will be used to weight financial, safety, or other individual performance under the Plan:

Formula A:
     If 75% to and including 100% of a goal is achieved, the Percent Allocated for that goal equals the Percentage of Goal Achieved (i.e. Actual Performance divided by Planned Performance) minus 75% (which is the threshold level of performance) times 3, plus 25%.

     Formula A examples:
     1.  Assumption: Percentage of Goal Achieved    = 90%
         Weighted Percent for that Goal             = [(90% - 75%) x 3] + 25%
                                                    = [15% x 3] + 25%
                                                    = 45% + 25%
         Percent Allocated for Goal                 = 70%

     2.  Assumption: Percentage of Goal Achieved    = 85%
         Weighted Percent for that Goal             = [(85% - 75%) x 3] + 25%
                                                    = [10% x 3] + 25%
                                                    = 30% + 25%
         Percent Allocated for Goal                 = 55%

Formula B:
     If over 100% of goal is achieved, the Percent Allocated for that goal equals the Percentage of Goal Achieved (i.e. Actual Performance divided by Planned Performance) minus 100% times 5, plus 100%. In all cases, the maximum Percent Earned of 200% results when 120% or more of that goal is achieved.

     Formula B examples:
     1.  Assumption: Percentage of Goal Achieved    = 130%
         Weighted Percent for that Goal             = [(130% - 100%) x 5] + 100%
                                                    = [30% x 5] + 100%
                                                    = 150% + 100%
         Percent Allocated for Goal                 = 250%
              However, the maximum target bonus is capped at 200%.

     2.  Assumption: Percentage of Goal Achieved    = 105%
         Weighted Percent for that Goal             = [(105% - 100%) x 5] + 100%
                                                    = [5% x 5] + 100%
                                                    = 25% + 100%
          Percent Allocated for Goal                = 125%

PUTTING IT TOGETHER

Here are two examples of how an incentive award might be determined under the Plan.

Example One:
-----------
Assume that the operating company manager's annual salary is $80,000 and that the manager's target bonus percentage is 20% of base salary. Also, assume actual performance is:

Financial goals

     o 100% of planned Operating Profit, or OP, goals at the operating company

     o 105% of planned Managed Working Capital, or MWC, goals at the operating company

     o    105% of planned Operating Profit, or OP, goals at the corporate level

     o 130% of planned Managed Working Capital, or MWC, goals at the corporate level

Safety goals

     o    90% of Recordable Incident Rate (improvement of 45% in metric since
          1999)

     o    100% of Lost Workday Case Rate (improvement of 50% in metric since
          1999)

Other Individual Performance goals

     o    90% of planned Individual Performance goals are met


The first step in this example is to calculate the impact of the actual financial performance on 80% of the target bonus percentage.

Formula A on page 7 would be used for weighting OP at the operating company level, because 100% of that goal was achieved. Formula B on page 7 would be used for weighting the other financial metrics, because more than 100% of those goals were achieved. Following the formulas, the 80% share of the target bonus percentage is adjusted to 94.75%:

                                  Goal % of        Goal          Formula      Earned % of
               Goals               Target       Achieved %      Weighting       Target *
               -----               ------       ----------      ---------       --------
  OP - Operating Company            45%            100%           100% (A)        45.00%
  MWC - Operating Co.               15%            105%           125% (B)        18.75%
  OP - Corporate                    12%            105%           125% (B)        15.00%
  MWC - Corporate                    8%            130%           200% (B)        16.00%
                                    --                                            -----
  Goals Total                       80%                                           94.75%

  *Earned % of Target = Goal % of Target X Formula Weighting

The next step in this example is to calculate the impact of the actual safety performance on 10% of the target bonus percentage.

Accordingly Formula A on page 7 would be used for weighting the safety improvement metrics, because 100% or less of those goals were achieved. Following the formulas, the 10% safety performance share of the target bonus percentage is adjusted to 8.5%:


                                  Goal % of        Goal          Formula      Earned % of
               Goals               Target       Achieved %      Weighting       Target *
               -----               ------       ----------      ---------       --------
   Recordable Incident Rate           5%            90%            70% (A)        3.5%
   Lost Workday Case Rate             5%           100%           100% (B)        5.0%
                                                                                  ----
   Goals Total                       10%                                          8.5%

The last step in this example is to calculate the impact of the actual individual performance on 10% of the target bonus percentage. Formula A on page 7 would be used for individual performance, because less than 100% of those goals were achieved. Following the formulas, the 10% individual performance share of the target bonus percentage is adjusted to 7%:

                                  Goal % of        Goal          Formula      Earned % of
               Goals               Target       Achieved %      Weighting       Target *
               -----               ------       ----------      ---------       --------
   Individual Performance           10%            90%             70% (A)        7%


The sum of the financial performance, safety performance, and individual performance is:

     Financial Performance Goals             94.75%
     Safety Improvement Goals                 8.50%
     Individual Performance Goals             7.00%
                                            ------
     Total Earned Percentage of Target      110.25%

The target bonus percentage of 20% is multiplied by 110.25% to produce an adjusted bonus percentage equal to 22.05% of base salary:

   Earned Percentage of Target                     110.25%
   X  Target Bonus Percent                          20   %
                                                   -----
   Equals Percentage of Salary for                 22.05%
   Incentive Award

With this first example, the incentive award would be calculated as 22.05% of the manager's base salary of $80,000, or $17,640.

Example Two:
-----------
Assume that the operating company manager's annual salary is again $80,000 and that the manager's target bonus percentage is 20% of base salary but that actual achievements are:

Financial goals

     o    90% of planned Operating Profit, or OP, goals at the operating company

     o 100% of planned Managed Working Capital, or MWC, goals at the operating company

     o    75% of planned Operating Profit, or OP, goals at the corporate level

     o 105% of planned Managed Working Capital, or MWC, goals at the corporate level

Safety goals

     o    100% of Recordable Incident Rate (improvement of 50% in metric since
          1999)

     o    160% of Lost Workday Case Rate (improvement of 80% in metric since
          1999)

Other Individual Performance goals

     o    105% of planned Individual Performance goals are met


The first step in this example is to calculate the impact of the actual financial performance on 80% of the target bonus percentage.

Formula A on page 7 would be used for weighting OP and MWC at the operating company and OP at the corporate level, because 100% or less of those goals were achieved. Formula B on page 7 would be used for weighting the MWC goal at the corporate level, because over 100% of that goal was achieved. Following the formulas, the 80% share of the target bonus percentage is adjusted to 59.50%:


                                  Goal % of        Goal          Formula      Earned % of
               Goals               Target       Achieved %      Weighting       Target *
               -----               ------       ----------      ---------       --------
   OP - Operating Company           45%             90%           70% (A)         31.50%
   MWC - Operating Co.              15%            100%          100% (A)         15.00%
   OP - Corporate                   12%             75%           25% (A)          3.00%
   MWC - Corporate                   8%            105%          125% (B)         10.00%
                                    --                                            -----
   Goals Total                      80%                                           59.50%

   *Earned % of Target = Goal % of Target X Formula Weighting

The next step in this example is to calculate the impact of the actual safety performance on 10% of the target bonus percentage.

Accordingly Formula A on page 7 would be used for weighting the Total Recordable Incident Rate or TRIR, because 100% or less of those goals were achieved. Formula B will be used for weighting Lost Workday Case Rate or LWCR performance achievements as they are greater than 100% of planned improvement.

Following the formulas, the 10% safety performance share of the target bonus percentage is adjusted to 15%:

                                  Goal % of        Goal          Formula      Earned % of
               Goals               Target       Achieved %      Weighting       Target *
               -----               ------       ----------      ---------       --------
   Recordable Incident Rate          5%            100%           100% (A)         5%
   Lost Workday Case Rate            5%            160%           200% (B)        10%
                                     --                                           ---
   Goals Total                      10%                                           15%

The last step in this example is to calculate the impact of the actual individual performance on 10% of the target bonus percentage. Formula B on page 7 would be used for individual performance, because over 100% of those goals were achieved.

Following the formulas, the 10% individual performance share of the target bonus percentage is adjusted 12.5%:

                                  Goal % of        Goal          Formula      Earned % of
               Goals               Target       Achieved %      Weighting       Target *
               -----               ------       ----------      ---------       --------
   Individual Performance            10%           105%            125% (B)       12.5%


The sum of the financial performance, safety performance, and individual performance is:

     Financial Performance Goals            59.50%
     Safety Improvement Goals               15.00%
     Individual Performance Goals           12.50%
                                            ------
     Total Earned Percentage of Target      87.00%

The target bonus percentage of 20% is multiplied by 87.00% to produce an adjusted bonus percentage equal to 17.40% of base salary:

   Earned Percentage of Target                                 87.00%
   X  Target Bonus Percent                                     20   %
                                                               -----
   Equals Percentage of Salary for                             17.40%
   Incentive Award

With this first example, the incentive award would be calculated as 17.40% of the manager's base salary of $80,000, or $13,920.

ADDITIONAL GUIDELINES FOR THE ANNUAL INCENTIVE PLAN

In any year, a minimum Operating Profit (OP) of 75% of plan must be achieved for annual incentives to be paid regardless of other factors.

The total of the incentive awards in any given year cannot exceed 5% of the Operating Profit of Allegheny Technologies or the operating company, as the case may be. If, in any year, awards exceed 5% of Operating Profit, awards of the affected company will be reduced to eliminate the excess.

DISCRETIONARY ADJUSTMENTS

In some cases, the Plan allows for discretionary adjustments of up to +20% or -20% of an individual's calculated award. However, the sum of discretionary adjustments for all eligible managers of the affected company cannot exceed +5% of the aggregate calculated awards for that company.

SOME SPECIAL CIRCUMSTANCES

The above formulas generally determine the amount of the incentive award for the year. Other factors that may affect the actual award follow:

o If a manager leaves the company due to retirement, death, or disability, an award will be calculated based on the actual base salary earned during the year in which the manager left--so long as the manager worked at least six months of that year.

o If a manager leaves the company before the end of the plan year for any other reason, the manager will not receive a bonus award for that year.

o If a manager voluntarily leaves the company after the end of the year but before the award is paid, the manager would receive any bonus due unless the employment is terminated for cause. If employment is terminated for cause, the manager would not be entitled to receive an award under the Plan.

o Managers who are hired mid-year may earn a pro-rated award for that year, based on the salary earned during that year. However, managers with less than two months service in a plan year (i.e. hired after October 31) would not be eligible for an award for that year.

o If the manager received an adjustment in base salary due to a change in job position (i.e. other than a merit increase), the manager's base salary for plan purposes will be the sum of (1) the product of the number of months prior to the adjustment times the rate of monthly base salary immediately prior to the adjustment, and (2) the product of the number of months after the adjustment times the rate of monthly base salary as of the end of the Plan Year.

MAKING PAYMENTS

All incentive award payments will generally be paid in cash, less applicable withholding taxes, after the year-end audit is complete. This is expected to occur by no later than March 15.


ADMINISTRATION DETAILS

This summary relates to the Annual Incentive Plan (AIP) of Allegheny Technologies Incorporated and its subsidiaries. The Plan is administered by the Committee, which has full authority to:

o    Interpret the Plan;

o    Designate eligible participants and categories of eligible participants;

o    Set the terms and conditions of incentive awards; and

o    Establish and modify administrative rules for the Plan.

Plan participants may obtain additional information about the plan and the Committee from:

Senior Vice President,
General Counsel and Secretary
Allegheny Technologies Incorporated
1000 Six PPG Place
Pittsburgh PA  15222 5479
Phone:  412-394-2836                        Fax:  412-394-2837

The Plan will remain in effect until terminated by the Committee. The Committee may also amend the plan at its discretion.

The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA) and is not "qualified" under Section 401(a) of the Internal Revenue Code.